UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 30, 2016

Randolph Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-37780	81-1844402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Cabot Place, Stoughton, Massachusetts 02072

(Address of principal executive offices)

(781) 963-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2016, Randolph Bancorp, Inc. (the “Company”) completed its acquisition of First Eastern Bankshares Corporation, with the Company as the surviving corporation (the “Merger”) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of September 1, 2015 (the “Merger Agreement”), by and among Randolph Bancorp, First Eastern Bankshares Corporation and Richard F. Kalagher. Additionally, First Federal Savings Bank of Boston, First Eastern Bankshares Corporation’s wholly owned subsidiary, merged with and into Randolph Savings Bank (the “Bank”), a wholly owned subsidiary of the Company, with the Bank continuing as the surviving bank.

Pursuant to the Merger Agreement, shareholders of First Eastern Bankshares Corporation received aggregate merger consideration of approximately $13.9 million in cash.

This description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 4, 2016, and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2016, the Company and the Bank entered into (1) two-year change in control agreements with each of Michael K. Devlin, Executive Vice President and Chief Financial Officer; Martie M. Dwyer, Senior Vice President and Senior Commercial Loan Officer; Ryan J. Kirwin, Senior Vice President, Residential Lending; Richard D. Olson, Jr., Senior Vice President, Retail Banking and Corporate Marketing; and Donna L. Thaxter, Senior Vice President, Human Resources; and (2) a one-year change in control agreement with Thomas A. Foresta, Vice President and Chief Information Officer. The agreements for all six officers are substantially similar to the form of change in control agreement previously filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1 filed on March 4, 2016 and provide that if, within 24 months after the effective date of a change in control of the Company or the Bank (as defined in the agreements), the executive is involuntarily terminated other than for cause, disability or death, or voluntarily resigns for “good reason,” the executive will be entitled to a payment equal to two times (in the case of Messrs. Devlin, Kirwin and Olson and Mss. Dwyer and Thaxter) or one times (in the case of Mr. Foresta) the sum of (i) the executive’s annual base salary in effect immediately prior to the terminating event (or the executive’s annual base salary in effect immediately prior to the change in control, if higher) and (ii) the executive’s average annual bonus over the three fiscal years immediately prior to the change in control, payable in one lump-sum payment on the date of termination. Any payments required under the agreements will be reduced to the extent necessary to avoid penalties under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”).

On June 30, 2016, the Company and the Bank entered into an amendment (the “Amendment”) to the letter agreement among the Company, the Bank and James P. McDonough, President and Executive Officer, in connection with the Company’s mutual-to-stock conversion. Effective June 30, 2016, Mr. McDonough’s agreement was amended to include provisions necessary to facilitate compliance with certain requirements of Section 409A of the Code that are applicable to specified employees of public companies. This description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On July 1, 2016, the Bank entered into an Agreement (the “Fraser Agreement”) with Peter J. Fraser in connection with the completion of the Merger. The Fraser Agreement provides for base compensation at an annual rate equal to at least $200,000. Mr. Fraser is also entitled to receive an annual bonus payment based on the achievement of certain profitability metrics and also to participate in those employee benefit plans as specified in the Merger Agreement. The Fraser Agreement provides that, in the event his employment is terminated by us for any reason other than for death, disability or “cause” (as defined in the Fraser Agreement) or Mr. Fraser resigns for “good reason” (as defined in the Fraser Agreement) prior to the fifth anniversary of the completion of the Merger, he will be entitled to receive an amount equal to two times the sum of (i) his then-current annual base salary and (ii) the average of his two most recent bonus awards, as adjusted if termination occurs prior to the grant of two such bonuses. Any such severance payment to Mr. Fraser is subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor. Additionally, if within 24 months after the effective date of a change in control of the Company or the Bank, Mr. Fraser is involuntarily terminated other than for cause, disability or death, or voluntarily resigns for “good reason,” Mr. Fraser will be entitled to a payment equal to two times the sum of (i) Mr. Fraser’s annual base salary in effect immediately prior to the terminating event (or Mr. Fraser’s annual base salary in effect immediately prior to the change in control, if higher) and (ii) Mr. Fraser’s average annual bonus over the three fiscal years immediately prior to the change in control, payable in one lump-sum payment on the date of termination. Any payment trigger by the change of control under the Fraser Agreement will be reduced to the extent necessary to avoid penalties under Section 280G of the Code. Mr. Fraser is also bound by certain confidentiality and nondisclosure terms and restrictive covenants, including non-competition and non-solicitation provisions, as provided in the agreement, which apply during the term of Mr. Fraser’s employment as well as for one year after any potential termination. This description of the Fraser Agreement is not complete and is qualified in its entirety by reference to the Fraser Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On July 1, 2016, the Company issued a press release announcing the completion of the Company’s mutual-to-stock conversion and stock offering, as well as the completion of the bank’s acquisition of First Eastern Bankshares Corporation and its wholly-owned subsidiary, First Federal Savings Bank of Boston. The press release also announced that the offering was fully subscribed by the Bank’s eligible depositors and employee benefit plans and, accordingly, no syndicated or firm commitment public offering will be held.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Number	Description

10.1	The Amendment to the Letter Agreement, by and among Randolph Bancorp, Inc., Randolph Savings Bank and James P. McDonough, dated as of June 30, 2016

10.2	The Agreement between Randolph Savings Bank and Peter J. Fraser, dated as of July 1, 2016

99.1	Press release dated July 1, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Randolph Bancorp, Inc.

By:	/s/ James P. McDonough
Name:	James P. McDonough
Title:	President and Chief Executive Officer

Date: July 6, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	The Amendment to the Letter Agreement, by and among Randolph Bancorp, Inc., Randolph Savings Bank and James P. McDonough, dated as of June 30, 2016

10.2	The Agreement between Randolph Savings Bank and Peter J. Fraser, dated as of July 1, 2016

99.1	Press release dated July 1, 2016